                                                                       Exhibit 7



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Accounting and actuarial experts" in the Prospectuses and to the use of our reports dated February 8, 2002, with respect to the financial statements of John Hancock Variable Life Account U, and dated March 21, 2002, with respect to the financial statements of John Hancock Variable Life Insurance Company, included in this Post-Effective Amendment No. 12 to the Registration Statement (Form S-6, No. 33-76660).

                                                           /s/ ERNST & YOUNG LLP

Boston, Massachusetts
April 25, 2002